ITEM 9.01.2

LOAN WORKOUT AGREEMENT

This Loan Workout Agreement ("**Agreement**") is made and entered into as of this 28th day of August 2014 ("**Effective Date**"), by and between: (i) PALM FINANCE CORPORATION, a California corporation ("**Palm**"); (ii) SEVEN ARTS ENTERTAINMENT, INC., a Nevada corporation ("**SAE**") and (iii) SEVEN ARTS FILMED ENTERTAINMENT LOUISIANA, LLC, a Louisiana limited liability company ("**SAFELA**"), with reference to the following:

RECITALS

The following provisions form the basis for, and are hereby made part of, this Agreement:

A. SAE is the Guarantor of a loan made by Palm to Pool Boy the Movie, LLC and Autopsy, LLC (collectively "**Autopsy Borrowers**") pursuant to a Loan Agreement dated as of May 7, 2007 pursuant to which Palm agreed to make a loan to Autopsy Borrowers in the maximum principal amount of $5,500,000 ("**Autopsy Loan**") in connection with the production of two feature films currently entitled "American Summer" [formerly known as "**Pool Boy**"] and "**Mercy**" [sometimes referred to as "**Autopsy**"] (collectively "**Autopsy Films**").

B. The balance owed pursuant to the Autopsy Loan as of August 15, 2014 is $7,953,600.27, with interest accruing thereafter at the per diem rate of $3,922.32, and that the balance of the Autopsy Loan owed to Palm that was guaranteed by SAE as of August 15, 2014 is $5,029,987.97.

C. SAE is the guarantor of a loan made to Gone to Hell Limited ("**9MD Borrower**") pursuant to a Loan Agreement dated as of December 17, 2007 pursuant to which Palm agreed to make a loan to 9MD Borrower in the maximum principal amount of $4,000,000 ("**9MD Loan**") in connection with the production of a feature film currently entitled "Nine Miles Down" ("**9MD Film**").

D. The balance owed pursuant to the 9MD Loan as of August 15, 2014 is $5,024,489.31, with interest accruing thereafter at the per diem rate of $2,477.83 and that the balance of the 9MD Loan owed by SAE as of August 15, 2014 is $3,105,251.01.

E. On or about June 11, 2010, SAE and Seven Arts Pictures, plc, entered into an Asset Transfer Agreement pursuant to which assets owned by Seven Arts Pictures, plc, were to be assigned to SAE, which was subsequently modified by the Amendment to Transfer Agreement dated January 27, 2011 and the Second Amendment to Transfer Agreement dated August 31, 2011 (collectively "**Asset Transfer Agreement**"). Pursuant to the Asset Transfer Agreement, SAE agreed in writing to guaranty the Autopsy Loan and the 9MD Loan.

F. On October 28, 2011, Palm, SAE and SAFELA, among other parties, entered into Forbearance and Workout Agreement #6 ("**Forbearance Agreement #6**").

G. On or about July 17, 2014, SAE and Sanwire Corporation entered into the Stock Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, Palm, SAE and SAFELA agree as follows:

1. Assignment of Interests in Certain Movie Properties. SAE shall assign to Palm or its designee all of its right, title and interest in all Movie Properties in which SAE has a direct or indirect interest and that certain Multi-Picture Distribution Agreement dated as of October 1, 2013 between SAFELA and SAE pursuant to the form of Assignment Agreement attached to this Agreement as Exhibit 1.

2. Convertible Note and Pledge Agreement. SAE and SAFELA shall cause a Convertible Promissory Note and Pledge Agreement to be issued to Palm, in the forms attached to this Agreement as Exhibits 2 and 3 or as otherwise acceptable to Palm, in the principal amount of $950,000. The terms of the Convertible Promissory Note and Pledge Agreement shall be at least as favorable to Palm as the Convertible Promissory Note and Pledge Agreement that will be issued to Peter Hoffman.

3. Forgiveness of Obligations of SAE. Upon the receipt of the Assignment Agreement, Convertible Promissory Note and Pledge Agreement, Palm shall release SAE from any further liability to Palm based on its guaranty of amounts owed by SAE pursuant to the Autopsy Loan and the 9MD Loan. The release of SAE from its obligations for payment of the Autopsy Loan and the 9MD Loan shall not alter or otherwise modify the obligations of any other party to pay the Autopsy Loan and the 9MD Loan.

4. Other Liability of SAE and SAFELA to Palm. Palm acknowledges that as a result of the forgiveness of the obligations of SAE to Palm for the Autopsy Loan and the 9MD Loan that SAE and SAFELA will have no obligation to pay any other loan made by Palm.

5. Transfer of SAFELA's Interest in 807 Esplanade Ave. MT, LLC to Palm. SAFELA is currently the owner of a 2.5% membership interest in 807 Esplanade Ave. MT, LLC ("**MT**"). SAFELA shall assign all of all of its membership interest in MT, to Palm in a form of written agreement acceptable to Palm attached as Exhibit 4 ("**MT Assignment**"). SAE acknowledges that SAFELA has the right to assign that interest in MT and that SAE shall no longer have any interest in MT as a result of the MT Assignment. SAE and SAFELA acknowledge and agree that as a result of the assignment of MT to Palm, neither shall have any interest in or claim against MT.

6. No Claims by SAE and SAFELA. SAE and SAFELA acknowledge and agree that they have no claim against or interest in New Moon Pictures, LLC, a Louisiana limited liability company ("**New Moon**") or Seven Arts Pictures Louisiana, LLC, a Louisiana limited liability company, ("**SAPLA**")

7. Representations and Warranties. Palm, SAE and SAFELA hereby represent and warrant as follows:

a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby: (i) have been duly authorized by

all requisite actions; (ii) have been approved or consented to by all of its constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over any of the parties; (iv) do not and will not constitute a violation of, or default under, the governing instruments of any party or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to any of them or any agreement to which they may be a party.

8. Further Documentation. SAE and SAFELA shall execute and deliver any and all documents, instruments or agreements that Palm deems appropriate in order to reflect the terms and conditions of this Agreement.

9. No Waivers. The terms and conditions of this Agreement do not, except as specifically provided for herein, alter, waive or amend the provisions of the Autopsy Loan Documents, the 9MD Loan Documents or any other loan made by Palm.

10. Release. SAE and SAFELA hereby expressly release Palm from any claims whatsoever either may have against Palm. SAE and SAFELA acknowledge that they have been advised by legal counsel, and that they are familiar with and specifically waive the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

11. Notice: All notices and other communications hereunder shall be given to the parties hereto at the following addresses:

To Lender:	Palm Finance Corporation Attn: Dennis Lautzenheiser 233 Wilshire Blvd., Suite 200 Santa Monica, California 90401 amfc233@amarkfinancial.com
With copies to:	John F. Kurtz, Jr. Hawley Troxell Ennis & Hawley LLP 877 Main Street, Suite 1000 P.O. Box 1617 Boise, Idaho 83701-1617 jkurtz@hawleytroxell.com
	Steven C. Markoff Palm Finance Corporation 233 Wilshire Blvd., Suite 200 Santa Monica, California 90401 scmarkoff@aol.com

To SAE and SAFELA: Attn: Peter Hoffman
General Counsel
Seven Arts Entertainment, Inc.
8721 Sunset Blvd., Suite 209
Los Angeles, California 90060

All such notices, requests, demands and communications made in connection with the terms and provisions hereof shall be deemed to have been given or made on the day on which delivered or, if sent by registered or certified mail, postage prepaid and addressed as specified in this Section, on the third business day after the day on which it was mailed.

12. Governing Law, Venue and Attorney Fees. This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of California that are applied to contracts entered into and to be performed in that State. The parties to this Agreement acknowledge and agree that the venue of any action brought with regard to this Agreement shall be exclusively within the County of Los Angeles, State of California and that each party submits to the jurisdiction of the state and federal courts therein. The prevailing party in any litigation relating to this Agreement shall be entitled to an award of reasonable attorney fees and costs, including reasonable attorney fees and costs for an appeal.

13. No Third Party Beneficiaries. This Agreement is made and entered into solely for the benefit of the SAE, SAFELA and Palm. Nothing contained in this Agreement shall in any way affect Palm's rights with respect to any person or entity not a party to this Agreement.

14. Successors and Assigns. The rights of Palm hereunder shall inure to the benefit of its successors, participants and assigns and be binding upon the other parties to this Agreement as well as their respective successors and assigns. SAE and SAFELA may not assign any interest under this Agreement without the prior written consent of Palm, which may be withheld in its sole discretion.

15. Integration. This Agreement is intended by the parties to be the final expression of their agreement with respect to the matters included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced at any judicial proceeding regarding this Agreement.

16. Amendments. No modification, waiver, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment or discharge is sought.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile or eye-readable electronic transmission with the intent that it or they will constitute an original counterpart hereof.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date of this Agreement.

SEVEN ARTS PICTURES, INC., a Nevada corporation

By: ____________________
Name: Peter Hoffman
Title: General Counsel

SEVEN ARTS FILMED ENTERTAINMENT LOUISIANA, LLC, a Louisiana limited liability company

By: ____________________
Name: Peter Hoffman
Title: General Counsel

PALM FINANCE CORPORATION

By: ____________________
Name: Dennis Lautzenheiser
Title: Vice President